Exhibit 99.1

PROXY

Israel Growth Partners Acquisition Corp.
Yahalom Tower (28th Floor) 3a Zabotinski St., Ramat Gan 52520 Israel

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ISRAEL GROWTH PARTNERS ACQUISITION CORP.

        The undersigned appoints Mr. Carmel Vernia and Mr. Dror Gad and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock and/or Class B common stock of Israel Growth Partners Acquisition Corp. (“IGPAC”) held of record by the undersigned on, [—], 2008, at the Special Meeting of IGPAC stockholders to be held on [—], 2008, or any postponement or adjournment thereof.

        THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE SIDE. THE BOARD OF DIRECTORS OF IGPAC UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

        THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NUMBERS 1 AND 2. THE BOARD OF DIRECTORS OF IGPAC UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1.	To approve and adopt the Agreement and Plan of Merger, dated as of March 6, 2008, by and among Negevtech Ltd.(also referred to as "Negevtech"), Negevtech Acquisition Subsidiary Corp. (also refered to as "Merger Sub"), and IGPAC as such agreement may be amended from time to time (also referred to as the "merger agreement"), and the merger provided for therein.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted "AGAINST" Proposal Number 1 and you hold shares of IGPAC Class B common stock, you may exercise your conversion rights and demand that IGPAC convert your shares of Class B common stock into a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box to the right. If you exercise your conversion rights, then you will be exchanging your shares of IGPAC Class B common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger of Merger Sub with and into IGPAC is completed and you tendered your shares of IGPAC Class B common stock to IGPAC's transfer agent at least two business days prior to the special meeting. Failure to (a) vote against proposal Number 1, (b) check the "Exercise Conversion Rights" box to the right, (c) tender your shares to IGPAC's transfer agent and (d) submit this proxy in a timely manner, will result in the loss of your conversion rights.	EXERCISE CONVERSION RIGHTS ☐

2.	To approve any proposal by IGPAC to adjourn or postpone the special meeting, if determined to be necessary.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature_________________________________ Signature_________________________________ Date____________

NOTE:	SIGN EXACTLY AS NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AGENTS SHOULD GIVE THEIR FULL TITLES. IF STOCKHOLDER IS A CORPORATION, SIGN IN FULL NAME BY AN AUTHORIZED OFFICER.